EXHIBIT 10.13

PROJECT AGREEMENT NO.:01

MCDC BASE AGREEMENT NO.:2021-479

PROJECT TITLE: MCDC2104-001; Oral Regimen for Melioidosis Treatment and Post-

Exposure Prophylaxis

PARTIES:	Advanced Technology International (“MCDC CMF”) and Arrevus, Inc. (“Project

Agreement Holder”)

This Project Agreement is awarded under the authority of MCDC Other Transaction Agreement No. W15QKN-16-9-1002 and herein incorporates all the terms and conditions of MCDC Base Agreement No. 2021-479.

1. PAYMENT METHOD

The Payment Method for this Project Agreement is Cost Plus Fixed Fee with a not to exceed ceiling.

2. TERM OF THE PROJECT AGREEMENT

The period of performance for this Project Agreement is from the effective date, which is the date of the last signature through December 31, 2026.

3. OBLIGATION

The MCDC CMF’s liability to make payments to the Project Agreement Holder is limited to only those funds obligated under this Project Agreement or by modification to the Project Agreement. MCDC CMF may incrementally fund this Project Agreement.

4. ESTIMATED COST AND FIXED FEE

The total estimated cost and fixed fee for the services to be provided by the Project Agreement

Holder is as follows:

ESTIMATED COST
Estimated Cost	$[***]
Fixed Fee	$[***]

Total Cost	$[***]

5. INCREMENTAL FUNDING

The total amount of funding currently available for payment and allotted to this Project Agreement is $[***] The amount specified, or as such amount may be increased from time to time, shall apply irrespective of any other provisions of this Project Agreement and any work performed in excess thereof shall be at the Project Agreement Holder’s risk. If at any time the Project Agreement Holder has reason to believe that the Total Estimated Cost which will accrue in the performance of this Project Agreement in the next succeeding thirty (30) days, when added to all other payments previously accrued, will exceed seventy-five percent (75%) of the then current total authorized funding, the Project Agreement Holder shall notify the MCDC CMF to that effect, advising the estimate of additional funds required for the period specified. The Project Agreement Holder is not obligated to continue performance under this Project Agreement (including actions under the Termination clause of the MCDC Base Agreement) or otherwise incur costs in excess of the amount allotted to the Project Agreement by the MCDC CMF.

6. MILESTONE PAYMENT SCHEDULE

The Project Agreement Holder shall segregate and track all Project Agreement costs separately and shall document the accomplishments of each Project Payable Milestone under each Project Agreement. Acceptance of Milestones shall be contingent upon approval from the Government Agreements Officer Representative (AOR) detailed in Clause No. 10, Technical and Administrative Representatives. Milestone payments will be paid in the amount indicated in the attached Milestone Payment Schedule (Attachment A) and are adjustable based on actual expenditures.

7. PAYMENT OF FIXED FEE

The fixed fee specified herein, subject to any adjustments required by other provisions of this Project Agreement will be paid in installments at the time of each provisional payment on account of the allowable costs. The amount of fixed fee paid will be based upon the ratio that the Project Agreement Holder’s incurred allowable costs bear to the total estimated cost. In the event the work cannot be completed within the estimated cost, the MCDC CMF may increase the estimated cost without increasing the fixed fee.

8. APPROACH TO MEETING THE OTHER TRANSACTION AUTHORITY

In accordance with provision contained in 10 USC 2371b governing the use Other Transaction Agreements each MCDC Member Organization must meet at least one of the following conditions: have at least one nontraditional defense contractor or nonprofit research institution participating to a significant extent in the performance of an awarded Project Agreement; all significant participants in the Project Agreement other than the Federal Government are small businesses (including small businesses participating in a program described under section 9 of the Small Business Act (15 U.S.C. 638)) or nontraditional defense contractors; or provide a cost share of no less than one third of the value of the Project Agreement awarded to the Member Organization. The Project Agreement Holder’s approach to meeting the Other Transaction Authority requirement is identified below. Throughout the period of performance of any Project Agreement, the CMF and the Government will actively monitor the award to ensure compliance with this provision in accordance with implementation guidance from Headquarters – Department of the Army (HQDA) and/or Office of the Secretary of Defense (OSD). The Project Agreement Holder will be given the opportunity to become compliant with the guidance should they be found non-compliant. Failure to comply may result in termination.

The signed certifications submitted as part of the proposal are hereby incorporated into this Project Agreement. The Project Agreement Holder was proposed as a nontraditional defense contractor and determined to be providing a significant contribution.

9. STATEMENT OF WORK

The Statement of Work, Attachment A, provides a detailed description of the work to be accomplished and reports and deliverables required by this Project Agreement. All changes to

Attachment A must be incorporated via written modification to this Project Agreement. Additional guidance on report requirements is in Attachment B, Report Requirements.

10. TECHNICAL AND ADMINISTRATIVE REPRESENTATIVES

The following technical and contractual representatives of the Parties are hereby designated for this Project Agreement. Either party may change their designated representatives by written notification to the other.

MCDC CMF Contractual Representative:
MCDC Contracts
Advanced Technology International
315 Sigma Drive
Summerville, SC 29486
Email: contracts.mcdc@ati.org
Phone: (843) 760-3374

Government Technical Representatives:
Agreements Officer Representative (AOR):	Alternate AOR:
Dr. Amanda Smith	MAJ Jeffrey Havens
8725 John J Kingman Rd	8725 John J Kingman Rd
Fort Belvoir, VA 22060	Fort Belvoir, VA 22060
Email: amanda.l.horstmansmith.civ@mail.mil	Email: jeffrey.a.havens8.mil@mail.mil
Phone: 571-616-6069	Phone: 571-616-5890

Project Agreement Holder’s Representatives:
Technical Representative:	Contractual Representative:
Carl Kraus	Daina Zeng
2443 Lynn Road, Suite 210	2443 Lynn Road, Suite 210
Raleigh, NC 27612	Raleigh, NC 27612
Email: ckraus@arrevus.com	Email: dzeng@arrevus.com
Phone: 919-366-5500	Phone: 919-366-5500

11. MARKING OF DELIVERABLES

Any Data delivered under this Project Agreement, by the Project Agreement Holder, shall be marked with a suitable notice or legend.

12. SECURITY ADMINISTRATION

The security level for this project is UNCLASSIFIED.

13. ATTACHMENTS

Attachments listed herein are hereby incorporated by reference into this Project Agreement.

A. Statement of Work, “Oral Regimen for Melioidosis Treatment and Post-Exposure Prophylaxis”

B. Report Requirements

C. Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment

14. GOVERNMENT FURNISHED PROPERTY

At this time, Government Furnished Property is not provided for use under this Project Agreement.

15. FOLLOW-ON PRODUCTION PROVISION

In accordance with 10.U.S.C. 2371b(f), and upon a determination that this competitively awarded prototype project has been successfully completed, this prototype project may result in the award of a follow-on production contract or transaction without the use of competitive procedures.

16. ENTIRE AGREEMENT

This Project Agreement and the MCDC Base Agreement under which it is issued constitute the entire understanding and agreement between the parties with respect to the subject matter hereof. Except as provided herein, all Terms and Conditions of the MCDC Base Agreement and its modifications remain unchanged and in full force and effect.

The Project Agreement Holder is required to sign this document and return to Advanced Technology International to finalize this action.

Arrevus, Inc.		Advanced Technology International
By:	/s/ Carl N. Kraus	By:	/s/ Cynthia Locklear
Name:	Carl N. Kraus, M.D.	Name:	Cynthia Locklear
Title:	CEO	Title:	ATI Director of Contracts and Procurement
Date:	August 24, 2021	Date:	August 25, 2021